Exhibit 10.1

FIRST AMENDMENT TO THIRD AMENDED

AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of February 13, 2019 (the “Effective Date”), among RIGNET, INC., a Delaware corporation (“Borrower”), certain subsidiaries of Borrower party hereto, as guarantors (“Guarantors”), the lenders from time to time party hereto (“Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”), Swingline Lender and L/C Issuer. Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).

RECITALS

A.    Borrower, the Subsidiaries of Borrower party thereto as Guarantors, Agent, Swingline Lender, L/C Issuer and Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of November 6, 2017 (as amended, restated or supplemented from time to time, the “Credit Agreement”).

B.    Borrower has requested that the Lenders amend the Credit Agreement, and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions set out in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    Section 1.01 of the Credit Agreement is hereby amended to delete the defined terms “Applicable Rate”, “Base Rate Loan”, “Borrowing”, “Commitment”, “Consolidated EBITDA”, “Consolidated Fixed Charge Coverage Ratio”, “Facility”, “Loan”, “Maturity Date”, “Note”, “Outstanding Amount”, “Request for Credit Extension”, and “Total Credit Exposure” and replace them as follows in their appropriate alphabetical order as follows:

““Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio):

Level	Consolidated Leverage Ratio	Eurodollar Rate & LIBOR Daily Floating Rate	Commitment Fee
1	Less than 1.00 to 1.00	1.75%	0.25%
2	Greater than or equal to 1.00 to 1.00, but less than 1.50 to 1.00	2.00%	0.25%
3	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	2.50%	0.30%
4	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	2.75%	0.35%
5	Equal to or greater than 2.50 to 1.00	3.00%	0.40%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 2.10(b); provided that, if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply, in each case as of the fifth Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b) the initial Applicable Rate shall be set forth in Level 4 until the first Business Day immediately following the date a Compliance Certificate is delivered to Agent pursuant to Section 6.02(b) for the first fiscal quarter ending after the First Amendment Closing Date. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.

“Base Rate Loan” means a Revolving Loan, a Term Loan or a Term Out Loan that bears interest based on the Base Rate. No Loan shall be a Base Rate Loan unless required or permitted by Section 3.02 or Section 3.03.

“Borrowing” means a Revolving Borrowing, a Swingline Borrowing, a Term Borrowing or a Term Out Borrowing, as the context may require.

“Commitment” means a Term Commitment, a Term Out Commitment or a Revolving Commitment, as the context may require.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Borrower and its Subsidiaries in accordance with GAAP or IFRS, as applicable:

(a)    Consolidated Net Income for the most recently completed Measurement Period; plus

(b)    the following to the extent deducted in calculating such Consolidated Net Income (without duplication):

(i)    Consolidated Interest Charges whether non-cash charges or paid in cash,

(ii)    the provision for federal, state, local and foreign income Taxes payable,

(iii)    depreciation and amortization expense,

(iv)    non-cash charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods), and

(v)    all other non-cash finance expenses (including but not limited to (A) changes in valuations of preferred stock, and (B) non-share based compensation expenses); plus

(c)    without duplication, transaction fees, costs and expenses incurred by Borrower and its Subsidiaries in connection with this Agreement; plus

(d)    without duplication, reasonable, non-recurring transaction fees, costs and expenses incurred by Borrower and its Subsidiaries in connection with any Disposition, issuance, incurrence or Refinancing of any debt, issuance of Equity Interests, Acquisition (other than between or among Borrower and one or more of its Subsidiaries) or other Investment permitted under this Agreement (whether or not consummated); plus

(e)    any adjustments resulting from purchase accounting in accordance with GAAP for any Acquisition (other than between or among Borrower and one or more of its Subsidiaries) or other Investment permitted under this Agreement; plus

(f)    the amount of any business optimization expense and restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with Acquisitions (other than between or among Borrower and one or more of its Subsidiaries) after the Closing Date, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with the foregoing, provided such costs (x) are actual and identifiable, and (y) to the extent related to an Acquisition (other than between or among Borrower and one or more of its Subsidiaries), do not exceed ten percent (10%) of the applicable Target EBITDA; plus

(g)    for such applicable periods, to the extent deducted in calculating such Consolidated Net Income, the amount of the 2015 Special Adjustments (provided that, any recoveries, or reversals by Borrower of any portion of the 2015 Special Adjustments in any subsequent period shall be deducted in calculating such Consolidated Net Income to the extent that such amount recovered or reversed was included in Consolidated Net Income), plus

(h)    to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption; plus

(i)    to the extent included in the calculation of Consolidated Net Income for such period, any noncash charge related to the original recognition or subsequent adjustment to the Inmarsat Reserve; less

(j)    without duplication, any gain or plus any loss included in the calculation of Consolidated Net Income for such period related to either the recognition of the final award or any or all payment(s) in full satisfaction of the final, non-appealable award under the Inmarsat Dispute; less

(k)    without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period, non-cash gains (excluding any such non-cash gains to the extent (i) there were cash gains with respect to such gains in past accounting periods or (ii) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods).

“Consolidated EBITDA” for any Measurement Period shall be calculated to give pro forma effect to any acquisition or disposition of assets (or closed or classified as discontinued operations) consummated at any time after the first day of such Measurement Period as if each such acquisition or disposition or classification had occurred on the first day of such Measurement Period, provided that any such pro forma adjustment shall be (x) made on a basis consistent with GAAP or IFRS, as applicable, and Regulation S-X promulgated under the Securities Act of 1933, and (y) supported by detailed calculations; provided, at the election of the Borrower, such adjustments shall not be required if the consideration paid in connection with such disposition (but, for the avoidance doubt, not any such acquisition), or the book value of such discontinued assets, is less than $5,000,000.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (without duplication) (i) Consolidated EBITDA, less (ii) cash Taxes, less (iii) Restricted Payments paid in cash by Borrower to the owners of its Equity Interests, less (iv) Maintenance Capital Expenditures, plus (v) any voluntary prepayment of the Outstanding Amount of Term Loans or Term Out Loans, in each case for the applicable Measurement Period, to (b) the sum of (i) current maturities of long term Indebtedness (including, but not limited to, any Subordinated Debt and Capitalized Leases), but in each case excluding the scheduled principal payment due and payable by Borrower on the Maturity Date under any Loan made pursuant to this Agreement, plus (ii) Consolidated Interest Charges paid in cash for the applicable Measurement Period, plus (iii) scheduled principal payments made in cash in respect of Subordinated Debt for the applicable Measurement Period.

“Facility” means the Term Facility, the Term Out Facility or the Revolving Facility, as the context may require.

“Loan” means an extension of credit by a Lender to Borrower under Article II in the form of a Revolving Loan, a Swingline Loan, a Term Loan or a Term Out Loan.

“Maturity Date” means (a) April 6, 2021, with respect to the Term Out Facility and Revolving Facility, and (b) December 31, 2020, with respect to the Term Facility; provided however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Note” means a Term Note, a Term Out Note, or a Revolving Note, as the context may require.

“Outstanding Amount” means (a) with respect to Term Loans, Term Out Loans, Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Term Out Loans, Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans, Term Out Loans, or Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.

“Total Credit Exposure” means, as to any Lender at any time, the total of the unused Commitments of, the Revolving Exposure of, and the Outstanding Amount of all Term Loans and Term Out Loans of, such Lender at such time.”

(b)     Section 1.01 of the Credit Agreement is hereby amended to add the defined terms “First Amendment Closing Date”, “Inmarsat Dispute”, “Inmarsat Dispute Payment Notice”, “Inmarsat Reserve”, “Required Term Out Lenders”, “Specified Reserve”, “Term Out Borrowing”, “Term Out Commitment”, “Term Out Facility”, “Term Out Lender”, “Term Out Loan”, and “Term Out Note”, in their appropriate alphabetical order as follows:

““First Amendment Closing Date” February 13, 2019, which is the date that the First Amendment to this Agreement became effective.

“Inmarsat Dispute” means that certain dispute between the Borrower and Inmarsat Global Limited (“Inmarsat”) arising out of a certain contract between such parties entered into in January, 2014, with such dispute being the subject of an arbitration proceeding filed by Inmarsat with the International Centre for Dispute Resolution (the “ICDR”) in October, 2016.

“Inmarsat Dispute Payment Notice” means a written notice from the Borrower to the Agent that the Borrower has made an irrevocable payment in full of all monetary obligations awarded under the Inmarsat Dispute.

“Inmarsat Reserve” means, in respect of the Inmarsat Dispute, a litigation reserve initially in the amount of up to $50,800,000 recorded by the Borrower in its financial statements in the fourth quarter of 2018, and giving effect to any adjustment to such reserve in any subsequent fiscal quarter, and in respect of Borrower’s liability for payment of an interim award determined by the ICDR’s arbitration tribunal’s Phase I ruling in December, 2018.

“Required Term Out Lenders” means, as of any date of determination, Term Out Lenders holding more than 50% of the Term Out Facility on such date; provided that the portion of the Term Out Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Out Lenders.

“Specified Reserve” means, from and after the First Amendment Closing Date until released in accordance with Section 2.01(b), a reserve against availability under the Revolving Facility in an amount equal to $45,000,000.

“Term Out Borrowing” means a borrowing consisting of simultaneous Term Out Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Out Lenders pursuant to Section 2.01.

“Term Out Commitment” means, as to each Term Out Lender, its obligation to make Term Out Loans to Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Out Lender’s name on Schedule 1.01(b) under the caption “Term Out Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term Out Commitment of all of the Term Out Lenders on the First Amendment Closing Date shall be $30,000,000.

“Term Out Facility” means, at any time, (a) on or prior to the First Amendment Closing Date, the aggregate amount of the Term Out Commitments at such time, and (b) thereafter, the aggregate principal amount of the Term Out Loans of all Term Out Lenders outstanding at such time.

“Term Out Lender” means (a) at any time on or prior to the First Amendment Closing Date, any Lender that has a Term Out Commitment at such time, and (b) at any time after the First Amendment Closing Date, any Lender that holds Term Out Loans at such time.

“Term Out Loan” means an advance made by any Term Out Lender under the Term Out Facility.

“Term Out Note” means a promissory note made by Borrower in favor of a Term Out Lender evidencing Term Out Loans made by such Term Out Lender, substantially in the form of Exhibit B-2.”

(c)    Sections 2.01(a) and (b) of the Credit Agreement are hereby deleted in their entirety and replaced as follows:

“(a)    Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a Term Loan to Borrower, in Dollars, (a) in a single advance on the Closing Date in an amount not to exceed such Term Lender’s Applicable Percentage of the Term Facility, and (b) in a single advance on the First Amendment Closing Date in an amount not to exceed such Term Lender’s Applicable Percentage of the Term Facility. Any portion of the Term Borrowing that is repaid or prepaid may not be reborrowed. Subject to this subsection (a), Term Loans may be Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans, as further provided herein.

“(b)    Revolving Borrowings. Subject to the terms and conditions set forth herein (including without limitation, as set out in Section 2.01(c) below), each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the difference of the Revolving Facility minus the Specified Reserve, and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this subsection (b). Revolving Loans may be LIBOR Daily Floating Rate Loans or Eurodollar Rate Loans, as further provided herein; provided however, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as LIBOR Daily Floating Rate Loans unless Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Revolving Borrowing. Commencing with the First Amendment Closing Date (after giving effect to the Loans being made or deemed made on the First Amendment Closing Date), the Borrower hereby acknowledges and agrees that the Administrative Agent has established the Specified Reserve. If the proceeds of a Revolving Borrowing are being used to pay monetary obligations awarded under the Inmarsat Dispute, then the Specified Reserve shall be released concurrently with the Loan Notice for such Revolving Borrowing. In addition, the Specified Reserve will be terminated and released in the event of either (i) the Agent’s receipt of an Inmarsat Dispute Payment Notice (and verification by the Agent that such payment was made), or (ii) the date that the Administrative Agent terminates and releases in writing such reserve.”

(d)    A new Section 2.01(d) is hereby added to the Credit Agreement in its appropriate order as follows:

“(d)    “Term Out Borrowing. Subject to the terms and conditions set forth herein, each Term Out Lender severally agrees that it will be deemed to have made a Term Out Loan to Borrower, in Dollars, in a single advance on the First Amendment Closing Date (in the form of a refinancing of a like amount of Revolving Loans then outstanding under the Revolving Facility) in an amount not to exceed such Term Out Lender’s Applicable Percentage of the Term Out Facility and in accordance with the Commitment of each such Lender as set forth on Schedule 1.01(b). Any portion of the Term Out Borrowing that is repaid or prepaid may not be reborrowed. Subject to this subsection (d), Term Out Loans may be Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans, as further provided herein. Notwithstanding anything to the contrary herein, the proceeds of the Term Out Facility advanced on the First Amendment Closing Date shall be used to repay the Outstanding Amount of the Revolving Loans by $30,000,000, and with respect to such repayment, Agent hereby waives the requirement set out in Section 2.05(a)(i) of Borrower to deliver a Notice of Loan Prepayment.”

(e)    Section 2.02(e) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“(e)    Interest Periods. After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than six (6) Interest Periods in effect in respect of the Term Facility. After giving effect to all Term Out Borrowings, all conversions of Term Out Loans from one Type to the other, and all continuations of Term Out Loans as the same Type, there shall not be more than six (6) Interest Periods in effect in respect of the Term Out Facility. After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than four (4) Interest Periods in effect in respect of the Revolving Facility.”

(f)    Section 2.05(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“(i)    Borrower may, upon notice to Agent pursuant to delivery to Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Out Loans, Term Loans and Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by Agent not later than 12:00 p.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans or LIBOR Daily Floating Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans or LIBOR Daily Floating Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this subsection(a)(i) shall be applied to the principal repayment installments thereof in the inverse order of maturity. Each prepayment of the outstanding Term Out Loans pursuant to this subsection(a)(i) shall be applied to the principal repayment installments thereof in the inverse order of maturity. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.”

(g)    Sections 2.05(b)(i),(ii) and (iii) of the Credit Agreement are hereby deleted in their entirety and replaced as follows:

“(i)    Dispositions and Involuntary Dispositions. Borrower shall prepay the Term Loans and the Term Out Loans as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds in excess of $12,000,000 in the aggregate received by Borrower or any Subsidiary within thirty (30) days of receipt thereof as a result of (A) any Disposition (other than Permitted Transfers or a Sale and Leaseback Transaction with respect to the Specified Property) of assets constituting Collateral, (B) at the Agent’s request in its reasonable credit judgment, any Involuntary Disposition of assets constituting Collateral (other than the Specified Property) or (C) Equity Interests owned by Borrower or any of its Subsidiaries constituting Collateral.

(ii)    Application of Payments. Each prepayment of Loans pursuant to the provisions of subsection (i) shall be applied to the principal repayment installments of the Term Loans and the Term Out Loans collectively on a pro rata basis in inverse order of maturity. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(iii)    Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the difference of the Revolving Facility minus the Specified Reserve at such time, Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this subsection (iii) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the difference of the Revolving Facility minus the Specified Reserve at such time.”

(h)    Section 2.06(b)(i) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“(i) The aggregate Term Commitments shall be automatically and permanently reduced to zero on the Closing Date upon the funding of the Term Loans under the Term Facility. The aggregate Term Out Commitments shall be automatically and permanently reduced to zero on the First Amendment Closing Date upon the funding of the Term Out Loans under the Term Out Facility.”

(i)    A new Section 2.07(d) is hereby added to the Credit Agreement in its appropriate order as follows:

“(d)    Term Out Loans. Commencing June 30, 2019, and continuing on the last Business Day of each fiscal quarter thereafter, Borrower shall repay to the Term Out Lenders the principal amount of $1,500,000, unless accelerated sooner pursuant to Section 8.02; provided however, that (i) the final principal repayment installment of the Term Out Loans shall be repaid on the Maturity Date for the Term Out Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Out Loans outstanding on such date.”

(j)    Section 6.11 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“6.11    Use of Proceeds. Use the proceeds of the Credit Extensions to refinance existing Indebtedness (including as to the Term Out Facility to refinance a certain portion of the Revolving Exposure outstanding on the First Amendment Closing Date), for working capital, to make capital expenditures and to finance Acquisitions (other than between or among Borrower and one or more of its Subsidiaries) made by Borrower or any of its Subsidiaries and for other general corporate purposes, in each case not in contravention of any Law or of any Loan Document.”

(k)    The last paragraph of Section 7.03 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“Notwithstanding the foregoing in this Section 7.03, (a) no Acquisition or Investment made under any one or more combinations of clauses (k), (l) and (n) of this Section 7.03 shall exceed $40,000,000, (b) to the extent the portion of the purchase price (including earn-out payments) of any Acquisition made under clauses (k), (l) and (n) of this Section 7.03 being made in cash or Cash Equivalents exceeds the Dollar Equivalent of $10,000,000, Target EBITDA (tested on a trailing twelve-month basis as of the last day of the most recent month) of such Acquisition shall be positive, and (c) on and after the

First Amendment Closing Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly enter into or make any Acquisition, including any Acquisition in any form or any Investment in any form under any one or more combinations of clauses(c)(i), (k), (l), (m) and (n) of this Section 7.03.”

(l)    Section 7.11(a) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.75 to 1.00, commencing with the fiscal quarter ended December 31, 2018. Notwithstanding the foregoing, upon the Agent’s receipt of an Inmarsat Dispute Payment Notice (and verification by the Agent that such payment was made), the maximum Consolidated Leverage Ratio permitted under this Section 7.11(a) shall (a) automatically increase from 2.75 to 1.00 to 3.25 to 1.00 for a period of four fiscal quarters, commencing with the fiscal quarter in which the Borrower made the payment as disclosed in the Inmarsat Dispute Payment Notice, then (b) automatically decrease from 3.25 to 1.00 to 3.00 to 1.00 for a period of three fiscal quarters immediately thereafter, and then (c) automatically decrease from 3.00 to 1.00 to 2.75 to 1.00 for all fiscal quarters thereafter.”

(m)    Section.11.01(b) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“(b)    without limiting the generality of subsection (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders, the Required Term Lenders or the Required Term Out Lenders, as the case may be;”

(n)    Section.11.01(l) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“(l)    “impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Revolving Lenders, the Required Term Lenders or the Required Term Out Lenders, as the case may be;”

(o)    Section.11.06(b)(i)(B) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, or $1,000,000, in the case of any assignment in respect of the Term Out Facility, unless each of Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).”

(p)    Section.11.06(b)(iii)(B) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“(B)    the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term Commitment, any unfunded Term Out Commitment, or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund, or (3) any Term Out Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and”

(q)    The list of Exhibits at the end of the Table of Contents to the Credit Agreement is hereby amended to add a new Exhibit B-2 after Exhibit B therein as “Exhibit B-2 Form of Term Out Note”.

(r)    Schedule 1.01(a) to the Credit Agreement is hereby amended as set forth on Schedule 1.01(a) attached to this Amendment. Schedule 1.01(b) to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.01(b) attached to this Amendment.

(s)    A new Exhibit B-2 is hereby added to the Credit Agreement in the form of Exhibit B-2 attached to this Amendment.

(t)    Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit C attached to this Amendment.

(u)    Agent and each Lender acknowledges that it has been notified by Borrower in writing on and prior to the First Amendment Closing Date of the Phase I ruling made in December 2018 in the Inmarsat Dispute and has received on and prior to the First Amendment Closing Date information satisfactory to it regarding the status of the Inmarsat Dispute and the underlying Contractual Obligation which is the subject thereof. From and after the First Amendment Closing Date in each case (i) the representations and warranties of each Loan Party in the Loan Documents and in any certificate delivered by any Loan Party in connection with the Loan Documents, shall be deemed made in all respects, subject to the Inmarsat Dispute and qualified by the actual and potential liabilities thereunder, (ii) the covenants of the Loan Parties shall be qualified in their entirety by the obligations of the Borrower now or hereafter arising under the Inmarsat Dispute, and (iii) a final judgment in the Inmarsat Dispute, or any payment in respect thereof, will not in any event constitute an Event of Default under Section 8.01(h) of the Credit Agreement.

2.    Conditions. This Amendment shall be effective as of the Effective Date once all of the following have been satisfied or delivered to Agent, in each case in form and substance satisfactory to Agent:

(a)    this Amendment executed by Borrower, Guarantors, Agent and each Lender;

(b)    a Term Out Note by Borrower payable to the order of each Term Out Lender requesting a Term Out Note in the amount of each such requesting Term Out Lender’s portion of the Term Out Commitment;

(c)    an Officer’s Certificate from each of Borrower and each Guarantor certifying as to incumbency of officers, that since the date of the certificate delivered to Agent and the Lenders in connection with the closing of the Credit Agreement, no changes to its certificate of incorporation (or equivalent thereof) and its bylaws (or equivalent thereof), except, in the case of the Borrower, Borrower’s Officer’s Certificate, as indicated in such Officer’s Certificate with a true and correct copy of such amendment to the bylaws attached thereto, and that the resolutions adopted in connection with the closing of the Credit Agreement have not been amended, rescinded or revoked (other than with respect to officer appointments made subsequent to the Closing Date, if applicable) and remain in full force and effect;

(d)    Certificates of Existence and Good Standing of Borrower and each Guarantor from its respective jurisdiction of incorporation or formation, as the case may be;

(e)    payment to Agent of the fees set out in that separate letter agreement dated as of the Effective Date between Agent and the Borrower;

(f)    payment to Agent’s outside counsel of its legal fees submitted by invoice on or prior to the Effective Date; and

(g)    such other documents as Agent may request.

3.    Representations and Warranties. Borrower and each Guarantor represents and warrants to the Agent and the Lenders on and as of the date hereof that (a) it possesses the requisite power and authority to execute and deliver this Amendment, (b) this Amendment has been duly authorized and approved by the requisite corporate action on the part of Borrower or such Guarantor, (c) no other consent of any Person (other than Agent and the Lenders) that has not been obtained is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (f) after giving effect to this Amendment, it is in compliance with all covenants and agreements contained in each Loan Document to which it is a party, (g) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (h) that each Loan Document to which it is a party remains in full force and effect and is the legal, valid, and binding obligations of Borrower or such Guarantor enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.

4.    FATCA. For the purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

5.    Scope of Amendment; Reaffirmation. Except as expressly modified by this Amendment, all references to the Credit Agreement shall refer to the Credit Agreement as affected by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement (as amended by this Amendment) shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement (as amended by this Amendment).

6.    Miscellaneous.

(a)    Binding Effect. The Credit Agreement as amended by this Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective legal representatives, successors and permitted assigns.

(b)    No Waiver of Defaults. This Amendment does not constitute a waiver of, or a consent to, any present or future violation of or default under, any provision of the Loan Documents, or a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(c)    Form. Each agreement, document, instrument or other writing to be furnished the Agent or any Lender under any provision of this Amendment must be in form and substance reasonably satisfactory to Agent.

(d)    Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.

(e)    Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Agent’s counsel.

(f)    Multiple Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment, or any certificate delivered hereunder, by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower, each Guarantor, Agent, and each Lender. Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g)    Governing Law. This Amendment and the other Loan Documents shall be construed, and their performance enforced, under Texas law.

7.    Entirety. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG BORROWER, GUARANTORS, LENDERS AND AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures are on the following pages.]

This Amendment is executed as of the Effective Date.

BORROWER:

RIGNET, INC., a Delaware corporation

By:	/s/ Steven Pickett
Name:	Steven Pickett
Title:	Chief Executive Officer & President

GUARANTORS:

LANDTEL, INC., a Delaware corporation

By:	/s/ Steven Pickett
Name:	Steven Pickett
Title:	President

RIGNET SATCOM, INC., a Delaware corporation

By:	/s/ Steven Pickett
Name:	Steven Pickett
Title:	President

LANDTEL COMMUNICATIONS, L.L.C., a Louisiana limited liability company

By:	/s/ Steven Pickett
Name:	Steven Pickett
Title:	President

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Denise Jones
Name:	Denise Jones
Title:	Vice President

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

LENDER:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender

By:	/s/ Jameson Burke
Name:	Jameson Burke
Title:	Senior Vice President

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

LENDER:

COMPASS BANK, as a Lender

By:	/s/ Tom Brosig
Name:	Tom Brosig
Title:	Senior Vice President

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

LENDER:

WOODFOREST NATIONAL BANK, as a Lender

By:	/s/ Michael Clancy
Name:	Michael Clancy
Title:	Vice President

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

LENDER:

FIRST TENNESSEE BANK, NATIONAL ASSOCIATON, as a Lender

By:	/s/ Chris O’ Brien
Name:	Chris O’Brien
Title:	Senior Vice President

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

SCHEDULE 1.01(a)

The Borrower’s address for notices is hereby replaced in its entirety with the following:

RigNet, Inc.

15115 Park Row Blvd., Suite 300

Houston, Texas 77084

Attention: Lee Ahlstrom, Senior Vice President and Chief Financial Officer

Telephone: 281-674-0480

Telecopier:281-674-0101

Email: lee.ahlstrom@rig.net

Website Address: www.rig.net

U.S. Taxpayer Identification Number: 76-0677208

With a copy to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attention: Joyce K. Soliman

Telephone: 713-226-6685

Telecopier: 713-226-6285

Electronic Mail: jsoliman@porterhedges.com

SCHEDULE 1.01(b)

COMMITMENTS

AND APPLICABLE PERCENTAGES

(As of the First Amendment Closing Date)

Lender	Revolving Commitment	Term Commitment	Percentage
Bank of America, N.A.	$36,125,000	$4,250,000	42.5%
Compass Bank	$21,250,000	$2,500,000	25.0%
First Tennessee Bank, National Association	$14,875,000	$1,750,000	17.5%
Woodforest National Bank	$12,750,000	$1,500,000	15.0%

Total	$85,000,000	$10,000,000	100.0%

Lender	Term Out Commitment	Percentage
Bank of America, N.A.	$20,250,000	67.5%
First Tennessee Bank, National Association	$5,250,000	17.5%
Woodforest National Bank	$4,500,000	15.0%

Total	$30,000,000	100.0%

Schedule 1.01(b)

EXHIBIT B-2

FORM OF TERM OUT NOTE

$	,

FOR VALUE RECEIVED, the undersigned (“Borrower”) hereby promises to pay to [                    ] or its registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Out Loan made by Lender to Borrower under that certain Third Amended and Restated Credit Agreement dated as of November 6, 2017 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined unless otherwise defined herein), among Borrower, the Subsidiaries of Borrower party thereto, as guarantors, Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender, and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of the Term Out Loan made by Lender from the date of such Term Out Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at the address for Administrative Agent specified in the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Out Note is one of the Term Out Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Out Note is also entitled to the benefits of each Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Out Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Out Loan made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Term Out Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Out Note.

THIS TERM OUT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[Signatures appear on following page]

Exhibit B-2

Form of Term Out Note

Executed as of the date first written above.

BORROWER:

RIGNET, INC., a Delaware corporation

By:
Name:
Title:

Exhibit B-2

Form of Term Out Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made by

Exhibit B-2

Form of Term Out Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

RIGNET, INC.

Date:

This certificate is delivered by RigNet, Inc., a Delaware corporation (“Borrower”), pursuant to Section 6.02 of that certain Third Amended and Restated Credit Agreement dated as of November 6, 2017, among Borrower, the Subsidiaries of Borrower party thereto, as guarantors, Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender, and L/C Issuer (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned hereby certifies that he/she is a Responsible Officer of Borrower and further certifies, on behalf of Borrower in such capacity and not individually, as of the date hereof to Administrative Agent and Lenders that:

(a)    The financial statements delivered with this certificate in accordance with Section 6.01(a) and/or 6.01(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrower and the Subsidiaries as of the dates and the accounting period covered by such financial statements [(subject only to normal year-end adjustments and the absence of footnotes)]1;

(b)    The undersigned has reviewed the terms of the Credit Agreement and have made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and conditions of Borrower and the Subsidiaries during the accounting period covered by such financial statements;

(c)    Such review has not disclosed the existence during or at the end of such accounting period, and the undersigned has no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto;

(d)    Borrower is in compliance with the covenants contained in Section 7.11 of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth below; and

(e)    The Consolidated Leverage Ratio for the period covered by this certificate, as demonstrated by the calculations required by Section 7.11(a) attached hereto, is          to 1.0. As a result of the foregoing, Level          of the Applicable Rate is the applicable Level for purposes of determining the Applicable Rate for all Loans.

Borrower hereby represents and warrants that [no Person has become a Subsidiary during the period covered by this certificate][certain Persons have become Subsidiaries during the period covered by this certificate, and (i) Schedule 2 attached hereto includes a list of (A) such Subsidiaries and all Subsidiaries, joint ventures and partnerships and other equity investments of such Person; (B) the ownership of shares

[1]	Include for Section 6.01(b) financial statements.

Exhibit C

Form of Compliance Certificate

of each class of Equity Interests in each such Subsidiary outstanding as of the date of this certificate, and (ii) the outstanding Equity Interests in all such Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens (other than Permitted Liens).

Exhibit C

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate as of the date first written above.

RIGNET, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Compliance Certificate

CONSOLIDATED LEVERAGE RATIO

Section 7.11(a)

Consolidated Leverage Ratio for the applicable Measurement Period is defined as follows:

Consolidated Funded Indebtedness as of the date of determination	$

Consolidated EBITDA for the most recently completed Measurement Period	$

Consolidated Leverage Ratio (ratio of Consolidated Funded Indebtedness to EBITDA)	to 1.0

Maximum Consolidated Leverage Ratio for the Measurement Period per Section 7.11(a)	to 1.0

In Compliance	Yes or No

Compliance Certificate – Consolidated Leverage Ratio Worksheet

CONSOLIDATED FIXED CHARGE COVERAGE RATIO

Section 7.11(b)

Consolidated Fixed Charge Coverage Ratio for the applicable Measurement Period is defined as follows:

1. Consolidated EBITDA for the applicable Measurement Period	$

2. cash Taxes for the applicable Measurement Period	$

3. Restricted Payments paid in cash by Borrower to the owners of its Equity Interests for the applicable Measurement Period	$

4. Maintenance Capital Expenditures	$

5. any voluntary prepayment of the Outstanding Amount of the Term Loans or Term Out Loans for the applicable Measurement Period	$

6. line 1 less line 2 less line 3 less line 4 plus line 5	$

7.  current maturities of long term Indebtedness (including, but not limited to, any Subordinated Debt and Capitalized Leases), but in each case excluding the scheduled principal payment due and payable by Borrower on the Maturity Date on any Loan made pursuant to the Credit Agreement

$

8. Consolidated Interest Charges paid in cash for the applicable Measurement Period	$

9. scheduled principal payments made in cash in respect of Subordinated Debt for the applicable Measurement Period	$

10. Sum of Line 7 plus line 8 plus line 9	$

11. Ratio of Line 6 to Line 10	to 1.00

Minimum Consolidated Fixed Charge Coverage for the Measurement Period	1.25 to 1.00

In compliance?	Yes or No

Compliance Certificate – Consolidated Fixed Charge Coverage Ratio Worksheet

Schedule 1 to

Compliance Certificate

[Borrower to list any existing Defaults or Events of Default, specifying the nature and period of existence of each, and the actions Borrower has taken, is undertaking and proposes to take in respect thereof. If no Defaults and no Events of Default are then in existence, such schedule should read “None”.]

Schedule 2 to

Compliance Certificate

[Borrower to include a list of Subsidiaries formed or acquired during the period covered by this certificate with the information set out in paragraph lettered (f) above. If no such Subsidiaries have been formed or acquired during such period, such schedule should read “None”.]